Exhibit (14)

Independent Auditors' Consent



The Board of Trustees
Norwest Advantage Funds

The Board of Trustees
Core Trust (Delaware)

The Board of Directors
MasterWorks Funds Inc.

The Board of Trustees
Managed Series Investment Trust:


We consent to the incorporation by reference in the Combined Proxy Statement/Prospectus of Norwest Advantage Funds and MasterWorks Funds Inc., constituting part of this Registration Statement on Form N-14, of our reports dated July 21, 1998 relating to the financial statements and financial highlights of Norwest Advantage Funds.

We also consent to the incorporation by reference in the Combined Proxy Statement/Prospectus of Norwest Advantage Funds and MasterWorks Funds Inc., constituting part of this Registration Statement on Form N-14, of our reports dated July 21, 1998 relating to the financial statements and financial highlights of Prime Money Market Portfolio, Money Market Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Strategic Value Bond Portfolio, Income Equity Portfolio, Disciplined Growth Portfolio, Large Company Growth Portfolio, Small Cap Index Portfolio and Small Cap Value Portfolio of Core Trust (Delaware).

We also consent to the incorporation by reference in the Combined Proxy Statement/Prospectus of Norwest Advantage Funds and MasterWorks Funds Inc., constituting part of this Registration Statement on Form N-14, of our reports dated April 3, 1998 relating to the financial statements and financial highlights of MasterWorks Funds Inc. and Managed Series Investment Trust.



KPMG Peat Marwick, LLP


Boston, Massachusetts
October  20, 1998